Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (No. 333-213089, 333-216450, and 333-216450) on Form S-3, and Registration Statement (No. 333-205334, 333-211887, and 333-216448) on Form S-8 of SeaSpine Holdings Corporation of our report dated March 2, 2018, relating to the consolidated financial statements, and the financial statement schedule of SeaSpine Holdings Corporation, appearing in this Annual Report on Form 10-K of SeaSpine Holdings Corporation for the year ended December 31, 2017.

Los Angeles, California
March 2, 2018